                   Exhibit 99.1
Press Release

Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Q2 FY2021 Results

Strong Sequential Growth in Q2; Expect Momentum to Continue in Second Half of Year

Strong Cloud Momentum; New SaaS ACV up 65% Year-over-Year

Cash From Operations Increases 39% in First Half of Year

Separation on Track for Shortly After Fiscal Year-End

MELVILLE, N.Y., September 9, 2020 - Verint® Systems Inc. (NASDAQ: VRNT), a global Actionable Intelligence® leader, today announced results for the three and six months ended July 31, 2020 (FY2021). Revenue for the three months ended July 31, 2020 was $309 million on a GAAP basis and $313 million on a non-GAAP basis. For the three months ended July 31, 2020, diluted EPS was $0.09 on a GAAP basis, and $1.06 on a non-GAAP basis. Revenue for the six months ended July 31, 2020 was $596 million on a GAAP basis and $605 million on a non-GAAP basis. For the six months ended July 31, 2020, diluted EPS was $0.00 on a GAAP basis, and $1.59 on a non-GAAP basis.

“We had a solid Q2 with strong sequential revenue growth, year-over-year operating income growth and cash from operations growth. Our cloud business accelerated, and our on-premises business began to recover from the initial impact of COVID-19. We expect our cloud momentum to continue in the second half of the year and on-premises deals to continue to gradually recover,” said Dan Bodner, CEO.

Bodner continued, “We are also pleased to report significant progress on our plan to create two independent public companies and that we are on track to complete the separation shortly after fiscal year-end. Both businesses are market leaders and we believe both companies will have significant growth opportunities post separation.”

Customer Engagement Q2 Highlights
•SaaS Bookings Growth: New SaaS ACV up 65% y-o-y
•Cloud Revenue: Up ~30% y-o-y excluding ForeSee
•Recurring Software Revenue: Percentage of software that is recurring increased to 80%, up ~600bps y-o-y
•See Tables 2, 4 and 7 for additional Customer Engagement financial information

“Our cloud-first strategy is working well. In Q2, we delivered strong cloud revenue growth, strong SaaS bookings growth, and an increase in the percentage of our software revenue that is recurring. During the quarter, we continued to win new cloud customers and displace competitors due to our strong differentiation in artificial intelligence and automation and communications infrastructure neutrality. In addition to receiving many seven figure cloud orders in Q2, we received an initial multi-million dollar order from the Social Security Administration and expect expansions as the project scales over time. Looking forward, we expect our cloud momentum to continue and we are on track to meet our target of completing our cloud transition within two years,” said Bodner.

Cyber Intelligence Q2 Highlights
•Large Orders: Including two for ~$15 million each, one for ~$10 million, and four for ~$4 million each

•Software Model Drives Margin Expansion: Estimated fully allocated gross margins up ~500bps y-o-y and estimated fully allocated operating margins up ~600bps y-o-y
•See Tables 2, 5 and 7 for additional Cyber Intelligence financial information

“In Cyber Intelligence, we continued to win many large deals in Q2 for our analytical security software. Our margins expanded in Q2, with our estimated fully allocated operating margins increasing approximately 600bps year-over-year. As a leader in analytical security software, customers come to Verint for our mission critical security software to help prevent terror, crime and cyber threats and to accelerate investigations," said Bodner.

Outlook
Doug Robinson, CFO, added, “I am pleased with our Q2 performance, particularly with our strong cloud momentum. Looking forward, our view of the year has improved and we expect our non-GAAP revenue to improve sequentially both in Q3 and Q4 and adjusted EBITDA for the year to be similar to last year. We are also pleased with the progress we are making towards our separation and we expect to make our initial confidential submission to the SEC later this month.”

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and six months ended July 31, 2020 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 7557358. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters, or outbreaks of disease, such as the COVID-19 pandemic, as well as the resulting impact on information technology spending and government budgets in both developed countries and developing countries, on our business; risks that our customers delay, cancel, or refrain from placing orders, refrain from renewing subscriptions or service contracts, or are unable to honor contractual commitments or payment obligations due to liquidity issues or other challenges in their budgets and business, due to the COVID-19 pandemic or otherwise; risks that continuing restrictions resulting from the COVID-19 pandemic or actions taken in response to the pandemic adversely impact our operations or our ability to fulfill orders, complete implementations, or recognize revenue; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining revenue, margins, and sufficient levels of investment in our business and operations; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to properly manage investments in our business and operations, execute on growth initiatives, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to retain, recruit, and train qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators and risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, including information that may belong to our customers or other third parties, and with security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with political and reputational factors related to our business or operations, including reputational risks associated with our security solutions and our ability to maintain security clearances where required, as well as risks associated with a significant amount of our business coming from domestic and foreign government customers; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; challenges associated with selling sophisticated solutions, including with respect to assisting customers in understanding and realizing the benefits of our solutions, and developing, offering, implementing, and maintaining a broad and sophisticated solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle; risk of customer concentration; challenges associated with our ability to accurately forecast when a sales opportunity will convert to an order, or to accurately forecast revenue and expenses; challenges associated with our Customer Engagement segment cloud transition and our Cyber Intelligence segment software model transition, and risk of increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with the issuance of preferred stock to an affiliate of Apax Partners, including with respect to completion of the second tranche of the investment and Apax's significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the planned spin-off of our Cyber Intelligence Solutions business, including the possibility that the spin-off transaction may not be completed in the expected timeframe or at all, that it will not achieve the benefits anticipated, or that it may negatively impact our operations or stock price, including as a result of management distraction from our business. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, our Quarterly Report on Form 10-Q for the

quarter ended April 30, 2020, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, CUSTOMER ENGAGEMENT SOLUTIONS and CYBER INTELLIGENCE SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue:
Product	$96,076	$109,983	$173,360	$214,207
Service and support	213,033	214,322	423,044	425,357
Total revenue	309,109	324,305	596,404	639,564
Cost of revenue:
Product	24,648	29,424	45,966	57,544
Service and support	69,023	81,430	145,422	160,791
Amortization of acquired technology	4,428	5,587	9,037	12,294
Total cost of revenue	98,099	116,441	200,425	230,629
Gross profit	211,010	207,864	395,979	408,935
Operating expenses:
Research and development, net	55,229	58,685	114,308	115,854
Selling, general and administrative	105,406	126,265	217,057	247,986
Amortization of other acquired intangible assets	8,058	7,639	16,123	15,352
Total operating expenses	168,693	192,589	347,488	379,192
Operating income	42,317	15,275	48,491	29,743
Other income (expense), net:
Interest income	839	1,687	1,856	3,113
Interest expense	(10,263)	(10,107)	(20,961)	(20,041)
Other (expense) income, net	(12,211)	909	(14,441)	119
Total other expense, net	(21,635)	(7,511)	(33,546)	(16,809)
Income before provision (benefit) for income taxes	20,682	7,764	14,945	12,934
Provision (benefit) for income taxes	10,095	(4,507)	8,333	(3,098)
Net income	10,587	12,271	6,612	16,032
Net income attributable to noncontrolling interests	2,093	1,713	4,132	3,898
Net income attributable to Verint Systems Inc.	8,494	10,558	2,480	12,134
Dividends on preferred stock	(2,484)	—	(2,484)	—
Net income (loss) attributable to Verint Systems Inc. common shares	$6,010	$10,558	$(4)	$12,134

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.09	$0.16	$—	$0.18
Diluted	$0.09	$0.16	$—	$0.18

Weighted-average common shares outstanding:
Basic	64,954	66,272	64,670	65,870
Diluted	65,849	67,519	64,670	67,338

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures by Segment
(Unaudited)

	Three Months Ended July 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$204,080	$105,029	$309,109	$211,436	$112,869	$324,305
Revenue adjustments	3,066	1,238	4,304	6,988	24	7,012
Total non-GAAP revenue	$207,146	$106,267	$313,413	$218,424	$112,893	$331,317

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$8,071	$15,327	$23,398	$8,861	$18,654	$27,515
Segment service expenses	50,986	14,801	65,787	57,844	18,924	76,768
Amortization of acquired technology	4,189	239	4,428	5,224	363	5,587
Stock-based compensation expenses (1)	1,346	392	1,738	1,570	464	2,034
Shared support expenses allocation (3)	1,797	951	2,748	2,959	1,578	4,537
Total GAAP estimated fully allocated cost of revenue	66,389	31,710	98,099	76,458	39,983	116,441
GAAP estimated fully allocated gross profit	137,691	73,319	211,010	134,978	72,886	207,864
GAAP estimated fully allocated gross margin	67.5%	69.8%	68.3%	63.8%	64.6%	64.1%
Revenue adjustments	3,066	1,238	4,304	6,988	24	7,012
Amortization of acquired technology	4,189	239	4,428	5,224	363	5,587
Stock-based compensation expenses (1)	1,346	392	1,738	1,570	464	2,034
Acquisition expenses, net (4)	34	19	53	3	2	5
Restructuring expenses (4)	(39)	(20)	(59)	688	367	1,055
Non-GAAP estimated fully allocated gross profit	$146,287	$75,187	$221,474	$149,451	$74,106	$223,557
Non-GAAP estimated fully allocated gross margin	70.6%	70.8%	70.7%	68.4%	65.6%	67.5%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$22,194	$23,335	$45,529	$26,871	$22,418	$49,289
Stock-based compensation expenses (2)	1,933	1,023	2,956	2,182	1,165	3,347
Shared support expenses allocation (3)	4,410	2,334	6,744	3,944	2,105	6,049
GAAP estimated fully allocated research and development, net	28,537	26,692	55,229	32,997	25,688	58,685
As a percentage of GAAP revenue	14.0%	25.4%	17.9%	15.6%	22.8%	18.1%
Stock-based compensation expenses (2)	(1,933)	(1,023)	(2,956)	(2,182)	(1,165)	(3,347)
Acquisition expenses, net (4)	(78)	(41)	(119)	(140)	(75)	(215)
Restructuring expenses (4)	(206)	(110)	(316)	(80)	(43)	(123)
Other adjustments (4)	(45)	(24)	(69)	—	—	—
Non-GAAP estimated fully allocated research and development, net	$26,275	$25,494	$51,769	$30,595	$24,405	$55,000
As a percentage of non-GAAP revenue	12.7%	24.0%	16.5%	14.0%	21.6%	16.6%

	Three Months Ended July 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$36,307	$17,507	$53,814	$48,076	$22,407	$70,483
Stock-based compensation expenses (2)	8,308	4,395	12,703	9,891	5,279	15,170
Shared support expenses allocation (3)	25,433	13,456	38,889	26,479	14,133	40,612
GAAP estimated fully allocated selling, general and administrative expenses	70,048	35,358	105,406	84,446	41,819	126,265
As a percentage of GAAP revenue	34.3%	33.7%	34.1%	39.9%	37.1%	38.9%
Stock-based compensation expenses (2)	(8,308)	(4,395)	(12,703)	(9,891)	(5,279)	(15,170)
Acquisition expenses, net (4)	(1,596)	(843)	(2,439)	(1,492)	(796)	(2,288)
Restructuring expenses (4)	(424)	(224)	(648)	(300)	(161)	(461)
Separation expenses (4)	(4,151)	(2,196)	(6,347)	(145)	(78)	(223)
Other adjustments (4)	838	443	1,281	(3,591)	(1,918)	(5,509)
Non-GAAP estimated fully allocated selling, general and administrative expenses	$56,407	$28,143	$84,550	$69,027	$33,587	$102,614
As a percentage of non-GAAP revenue	27.2%	26.5%	27.0%	31.6%	29.8%	31.0%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$31,387	$10,930	$42,317	$10,026	$5,249	$15,275
GAAP estimated fully allocated operating margin	15.4%	10.4%	13.7%	4.7%	4.7%	4.7%
Revenue adjustments	3,066	1,238	4,304	6,988	24	7,012
Amortization of acquired technology	4,189	239	4,428	5,224	363	5,587
Amortization of other acquired intangible assets	7,719	339	8,058	7,509	130	7,639
Stock-based compensation expenses (2)	11,587	5,810	17,397	13,643	6,908	20,551
Acquisition expenses, net (4)	1,708	903	2,611	1,635	873	2,508
Restructuring expenses (4)	591	314	905	1,068	571	1,639
Separation expenses (4)	4,151	2,196	6,347	145	78	223
Other adjustments (4)	(793)	(419)	(1,212)	3,591	1,918	5,509
Non-GAAP estimated fully allocated operating income	63,605	21,550	85,155	49,829	16,114	65,943
Depreciation and amortization (5)	6,953	3,679	10,632	5,146	2,746	7,892
Estimated fully allocated adjusted EBITDA	$70,558	$25,229	$95,787	$54,975	$18,860	$73,835
Non-GAAP estimated fully allocated operating margin	30.7%	20.3%	27.2%	22.8%	14.3%	19.9%
Estimated fully allocated adjusted EBITDA margin	34.1%	23.7%	30.6%	25.2%	16.7%	22.3%

	Six Months Ended July 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$389,945	$206,459	$596,404	$418,531	$221,033	$639,564
Revenue adjustments	6,328	2,330	8,658	15,760	151	15,911
Total non-GAAP revenue	$396,273	$208,789	$605,062	$434,291	$221,184	$655,475

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$15,205	$28,828	$44,033	$17,323	$36,504	$53,827
Segment service expenses	106,642	32,645	139,287	115,671	37,600	153,271
Amortization of acquired technology	8,545	492	9,037	10,612	1,682	12,294
Stock-based compensation expenses (1)	2,094	611	2,705	2,654	784	3,438
Shared support expenses allocation (3)	3,508	1,855	5,363	5,086	2,713	7,799
Total GAAP estimated fully allocated cost of revenue	135,994	64,431	200,425	151,346	79,283	230,629
GAAP estimated fully allocated gross profit	253,951	142,028	395,979	267,185	141,750	408,935
GAAP estimated fully allocated gross margin	65.1%	68.8%	66.4%	63.8%	64.1%	63.9%
Revenue adjustments	6,328	2,330	8,658	15,760	151	15,911
Amortization of acquired technology	8,545	492	9,037	10,612	1,682	12,294
Stock-based compensation expenses (1)	2,094	611	2,705	2,654	784	3,438
Acquisition expenses, net (4)	158	84	242	13	7	20
Restructuring expenses (4)	1,018	539	1,557	981	523	1,504
Non-GAAP estimated fully allocated gross profit	$272,094	$146,084	$418,178	$297,205	$144,897	$442,102
Non-GAAP estimated fully allocated gross margin	68.7%	70.0%	69.1%	68.4%	65.5%	67.4%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$46,095	$49,006	$95,101	$53,320	$44,338	$97,658
Stock-based compensation expenses (2)	3,461	1,831	5,292	3,871	2,066	5,937
Shared support expenses allocation (3)	9,100	4,815	13,915	7,993	4,266	12,259
GAAP estimated fully allocated research and development, net	58,656	55,652	114,308	65,184	50,670	115,854
As a percentage of GAAP revenue	15.0%	27.0%	19.2%	15.6%	22.9%	18.1%
Stock-based compensation expenses (2)	(3,461)	(1,831)	(5,292)	(3,871)	(2,066)	(5,937)
Acquisition expenses, net (4)	(271)	(143)	(414)	(266)	(142)	(408)
Restructuring expenses (4)	(812)	(430)	(1,242)	(379)	(202)	(581)
Other adjustments (4)	(45)	(24)	(69)	—	—	—
Non-GAAP estimated fully allocated research and development, net	$54,067	$53,224	$107,291	$60,668	$48,260	$108,928
As a percentage of non-GAAP revenue	13.6%	25.5%	17.7%	14.0%	21.8%	16.6%

	Six Months Ended July 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$76,451	$39,904	$116,355	$94,274	$45,966	$140,240
Stock-based compensation expenses (2)	15,424	8,160	23,584	18,438	9,841	28,279
Shared support expenses allocation (3)	50,435	26,683	77,118	51,812	27,655	79,467
GAAP estimated fully allocated selling, general and administrative expenses	142,310	74,747	217,057	164,524	83,462	247,986
As a percentage of GAAP revenue	36.5%	36.2%	36.4%	39.3%	37.8%	38.8%
Stock-based compensation expenses (2)	(15,424)	(8,160)	(23,584)	(18,438)	(9,841)	(28,279)
Acquisition expenses, net (4)	889	471	1,360	(3,878)	(2,070)	(5,948)
Restructuring expenses (4)	(2,346)	(1,241)	(3,587)	(646)	(345)	(991)
Separation expenses (4)	(9,236)	(4,886)	(14,122)	(147)	(79)	(226)
Other adjustments (4)	777	411	1,188	(4,932)	(2,633)	(7,565)
Non-GAAP estimated fully allocated selling, general and administrative expenses	$116,970	$61,342	$178,312	$136,483	$68,494	$204,977
As a percentage of non-GAAP revenue	29.5%	29.4%	29.5%	31.4%	31.0%	31.3%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$37,502	$10,989	$48,491	$22,380	$7,363	$29,743
GAAP estimated fully allocated operating margin	9.6%	5.3%	8.1%	5.3%	3.3%	4.7%
Revenue adjustments	6,328	2,330	8,658	15,760	151	15,911
Amortization of acquired technology	8,545	492	9,037	10,612	1,682	12,294
Amortization of other acquired intangible assets	15,483	640	16,123	15,097	255	15,352
Stock-based compensation expenses (2)	20,979	10,602	31,581	24,963	12,691	37,654
Acquisition expenses, net (4)	(460)	(244)	(704)	4,157	2,219	6,376
Restructuring expenses (4)	4,176	2,210	6,386	2,006	1,070	3,076
Separation expenses (4)	9,236	4,886	14,122	147	79	226
Other adjustments (4)	(732)	(387)	(1,119)	4,932	2,633	7,565
Non-GAAP estimated fully allocated operating income	101,057	31,518	132,575	100,054	28,143	128,197
Depreciation and amortization (5)	13,858	7,332	21,190	10,279	5,486	15,765
Estimated fully allocated adjusted EBITDA	$114,915	$38,850	$153,765	$110,333	$33,629	$143,962
Non-GAAP estimated fully allocated operating margin	25.5%	15.1%	21.9%	23.0%	12.7%	19.6%
Estimated fully allocated adjusted EBITDA margin	29.0%	18.6%	25.4%	25.4%	15.2%	22.0%

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2020 and 2019, respectively, annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the stock-based compensation expenses applicable to research and development, net and selling, general and administrative, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents our shared support expenses (as disclosed in footnote 16 to our July 31, 2020 Form 10-Q, when filed), including general and administrative shared services acquisition expenses, net and restructuring expenses, separation expenses and other adjustments, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(4) Represents the portion of our acquisition expenses, net and restructuring expenses, separation expenses and other adjustments, allocated proportionally based upon our year ended January 31, 2020 and 2019, respectively, annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins and operating margins of our two businesses.

(5) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2020	2019	2020	2019
Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(21,635)	$(7,511)	$(33,546)	$(16,809)
Unrealized (gains) losses on derivatives, net	(173)	639	(173)	1,318
Amortization of convertible note discount	3,174	3,102	6,400	6,163
Expenses and losses on debt modification or retirement	1,462	—	1,462	—
Change in fair value of future tranche right	13,610	—	13,610	—
Acquisition expenses, net	54	(23)	66	(57)
Non-GAAP other expense, net(1)	$(3,508)	$(3,793)	$(12,181)	$(9,385)

Table of Reconciliation from GAAP Provision (Benefit) for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision (benefit) for income taxes	$10,095	$(4,507)	$8,333	$(3,098)
GAAP effective income tax rate	48.8%	(58.0)%	55.8%	(24.0)%
Non-GAAP tax adjustments	(3,995)	9,462	572	13,463
Non-GAAP provision for income taxes	$6,100	$4,955	$8,905	$10,365
Non-GAAP effective income tax rate	7.5%	8.0%	7.4%	8.7%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$6,010	$10,558	$(4)	$12,134
Revenue adjustments	4,304	7,012	8,658	15,911
Amortization of acquired technology	4,428	5,587	9,037	12,294
Amortization of other acquired intangible assets	8,058	7,639	16,123	15,352
Stock-based compensation expenses	17,397	20,551	31,581	37,654
Unrealized (gains) losses on derivatives, net	(173)	639	(173)	1,318
Amortization of convertible note discount	3,174	3,102	6,400	6,163
Expenses and losses on debt modification or retirement	1,462	—	1,462	—
Change in fair value of future tranche right	13,610	—	13,610	—
Acquisition expenses, net	2,666	2,485	(637)	6,319
Restructuring expenses	904	1,639	6,386	3,076
Separation expenses	6,347	223	14,122	226
Other adjustments	(1,212)	5,509	(1,119)	7,565
Non-GAAP tax adjustments	3,995	(9,462)	(572)	(13,463)
Dividends, reversed due to assumed conversion of preferred stock	2,484	—	2,484	—
Total adjustments	67,444	44,924	107,362	92,415
Non-GAAP net income attributable to Verint Systems Inc. common shares	$73,454	$55,482	$107,358	$104,549

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.09	$0.16	$—	$0.18
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$1.06	$0.82	$1.59	$1.55

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2020	2019	2020	2019

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	65,849	67,519	64,670	67,338
Additional weighted-average shares applicable to non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	3,495	—	2,815	—
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	69,344	67,519	67,485	67,338

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income attributable to Verint Systems Inc.	$8,494	$10,558	$2,480	$12,134
As a percentage of GAAP revenue	2.7%	3.3%	0.4%	1.9%
Net income attributable to noncontrolling interest	2,093	1,713	4,132	3,898
Provision (benefit) for income taxes	10,095	(4,507)	8,333	(3,098)
Other expense, net	21,635	7,511	33,546	16,809
Depreciation and amortization(2)	23,107	21,117	46,342	43,410
Revenue adjustments	4,304	7,012	8,658	15,911
Stock-based compensation expenses	17,397	20,551	31,581	37,654
Acquisition expenses, net	2,611	2,508	(704)	6,376
Restructuring expenses	916	1,640	6,394	3,077
Separation expenses	6,347	223	14,122	226
Other adjustments	(1,212)	5,509	(1,119)	7,565
Adjusted EBITDA	$95,787	$73,835	$153,765	$143,962
As a percentage of non-GAAP revenue	30.6%	22.3%	25.4%	22.0%

Table of Reconciliation from Gross Debt to Net Debt	July 31, 2020	January 31, 2020

Current maturities of long-term debt	$380,229	$4,250
Long-term debt	603,875	832,798
Unamortized debt discounts and issuance costs	15,033	22,327
Gross debt	999,137	859,375
Less:
Cash and cash equivalents	731,101	379,146
Restricted cash and cash equivalents, and restricted bank time deposits	31,662	43,860
Short-term investments	82,443	20,215
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	153,931	416,154
Long-term restricted cash, cash equivalents, time deposits and investments	22,479	26,363
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$131,452	$389,791

(1) For the three months ended July 31, 2020, non-GAAP other expense, net of $3.5 million was comprised of $5.9 million of interest and other expense, net of $2.4 million of foreign exchange gains primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Customer Engagement Revenue and Cloud Metrics
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
Table of Reconciliation from GAAP Software (includes cloud and support) and Professional Services Revenue to Non-GAAP Software (includes cloud and support) and Professional Services Revenue

Software (includes cloud and support) revenue - GAAP	$175,096	$177,360	$332,691	$348,320
Perpetual revenue - GAAP	35,829	48,028	64,354	95,630
Cloud revenue - GAAP	60,208	47,813	113,205	94,898
Support revenue - GAAP	79,059	81,519	155,132	157,792
Professional services revenue - GAAP	$28,984	$34,076	$57,254	$70,211
Total revenue - GAAP	$204,080	$211,436	$389,945	$418,531

Estimated software (includes cloud and support) revenue adjustments	$3,066	$6,988	$6,328	$15,760
Estimated perpetual revenue adjustments	—	—	—	—
Estimated cloud revenue adjustments	3,018	6,918	6,225	15,562
Estimated support revenue adjustments	48	70	103	198
Estimated professional services revenue adjustments	—	—	—	—
Total estimated revenue adjustments	$3,066	$6,988	$6,328	$15,760

Software (includes cloud and support) revenue - non-GAAP	$178,162	$184,348	$339,019	$364,080
Perpetual revenue - non-GAAP	35,829	48,028	64,354	95,630
Cloud revenue - non-GAAP	63,226	54,731	119,430	110,460
Support revenue - non-GAAP	79,107	81,589	155,235	157,990
Professional services revenue - non-GAAP	$28,984	$34,076	$57,254	$70,211
Total revenue - non-GAAP	$207,146	$218,424	$396,273	$434,291

Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$45,880	$33,649	$84,745	$67,105
Bundled SaaS revenue - GAAP	35,818	27,208	69,211	54,412
Unbundled SaaS revenue - GAAP	10,062	6,441	15,534	12,693
Optional managed services revenue - GAAP	$14,328	$14,164	$28,460	$27,793
Cloud revenue - GAAP	$60,208	$47,813	$113,205	$94,898

Estimated SaaS revenue adjustments	$2,750	$6,442	$5,676	$14,496
Estimated bundled SaaS revenue adjustments	2,706	6,386	5,588	13,616
Estimated unbundled SaaS revenue adjustments	44	56	88	880
Estimated optional managed services revenue adjustments	$268	$476	$549	$1,066
Estimated cloud revenue adjustments	$3,018	$6,918	$6,225	$15,562

SaaS revenue - non-GAAP	$48,630	$40,091	$90,421	$81,601
Bundled SaaS revenue - non-GAAP	38,524	33,594	74,799	68,028
Unbundled SaaS revenue - non-GAAP	10,106	6,497	15,622	13,573
Optional managed services revenue - non-GAAP	$14,596	$14,640	$29,009	$28,859
Cloud revenue - non-GAAP	$63,226	$54,731	$119,430	$110,460

Table of New SaaS ACV
New SaaS ACV	$16,697	$10,135	$28,589	$18,320
New SaaS ACV Growth YoY	64.7%	115.2%	56.1%	71.9%

Table of New Perpetual License Equivalent Bookings
New perpetual license equivalent bookings	$65,565	$63,964	$117,268	$129,379
New perpetual license equivalent bookings change YoY	2.5%	7.9%	(9.4)%	11.1%

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cyber Intelligence Revenue Metrics
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
Recurring revenue - GAAP	$51,651	$46,171	$107,689	$92,988
Nonrecurring revenue - GAAP	53,378	66,698	98,770	128,045
Total revenue - GAAP	$105,029	$112,869	$206,459	$221,033

Estimated recurring revenue adjustments	$1,238	$24	$2,330	$151
Estimated nonrecurring revenue adjustments	—	—	—	—
Total estimated revenue adjustments	$1,238	$24	$2,330	$151

Recurring revenue - non-GAAP	$52,889	$46,195	$110,019	$93,139
Nonrecurring revenue - non-GAAP	53,378	66,698	98,770	128,045
Total revenue - non-GAAP	$106,267	$112,893	$208,789	$221,184

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Segment and Shared Support Metrics
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2020	2019	2020	2019
Segment expenses - GAAP (1)	$211,106	$249,060	$437,368	$493,810
Shared support expenses - GAAP (2)	55,686	59,970	110,545	116,011
Total expenses - GAAP	$266,792	$309,030	$547,913	$609,821

Estimated segment expense adjustments	$(23,670)	$(28,102)	$(49,044)	$(54,802)
Estimated shared support expense adjustments	(14,864)	(15,554)	(26,382)	(27,741)
Total estimated expense adjustments	$(38,534)	$(43,656)	$(75,426)	$(82,543)

Segment expenses - non-GAAP (1)	$187,436	$220,958	$388,324	$439,008
Shared support expenses - non-GAAP (2)	40,822	44,416	84,163	88,270
Total expenses - non-GAAP	$228,258	$265,374	$472,487	$527,278

(1) Segment expenses include expenses incurred directly by our two segments.

(2) Shared support expenses include certain operating expenses that are provided by shared resources or are otherwise generally not controlled by segment management. The majority of which are for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and for occupancy expenses.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total Revenue
Revenue for the three and six months ended July 31, 2019	$324,305	$639,564	$331,317	$655,475
Revenue for the three and six months ended July 31, 2020	$309,109	$596,404	$313,413	$605,062
Revenue for the three and six months ended July 31, 2020 at constant currency(1)	$311,000	$602,000	$316,000	$611,000
Reported period-over-period revenue change	(4.7)%	(6.7)%	(5.4)%	(7.7)%
% impact from change in foreign currency exchange rates	0.6%	0.8%	0.8%	0.9%
Constant currency period-over-period revenue change	(4.1)%	(5.9)%	(4.6)%	(6.8)%

Customer Engagement
Revenue for the three and six months ended July 31, 2019	$211,436	$418,531	$218,424	$434,291
Revenue for the three and six months ended July 31, 2020	$204,080	$389,945	$207,146	$396,273
Revenue for the three and six months ended July 31, 2020 at constant currency(1)	$205,000	$393,000	$208,000	$399,000
Reported period-over-period revenue change	(3.5)%	(6.8)%	(5.2)%	(8.8)%
% impact from change in foreign currency exchange rates	0.5%	0.7%	0.4%	0.7%
Constant currency period-over-period revenue change	(3.0)%	(6.1)%	(4.8)%	(8.1)%

Cyber Intelligence
Revenue for the three and six months ended July 31, 2019	$112,869	$221,033	$112,893	$221,184
Revenue for the three and six months ended July 31, 2020	$105,029	$206,459	$106,267	$208,789
Revenue for the three and six months ended July 31, 2020 at constant currency(1)	$106,000	$209,000	$108,000	$212,000
Reported period-over-period revenue change	(6.9)%	(6.6)%	(5.9)%	(5.6)%
% impact from change in foreign currency exchange rates	0.8%	1.2%	1.6%	1.4%
Constant currency period-over-period revenue change	(6.1)%	(5.4)%	(4.3)%	(4.2)%

(1) Revenue for the three and six months ended July 31, 2020 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three and six months ended July 31, 2019 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31,	January 31,
(in thousands, except share and per share data)	2020	2020
Assets
Current Assets:
Cash and cash equivalents	$731,101	$379,146
Restricted cash and cash equivalents, and restricted bank time deposits	31,662	43,860
Short-term investments	82,443	20,215
Accounts receivable, net of allowance for doubtful accounts of $6.1 million and $5.3 million, respectively	309,355	382,435
Contract assets, net	60,387	64,961
Inventories	20,898	20,495
Prepaid expenses and other current assets	76,831	87,946
Total current assets	1,312,677	999,058
Property and equipment, net	113,394	116,111
Operating lease right-of-use assets	94,068	102,149
Goodwill	1,468,197	1,469,211
Intangible assets, net	172,246	197,764
Other assets	142,125	131,765
Total assets	$3,302,707	$3,016,058

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$69,638	$71,604
Accrued expenses and other current liabilities	249,199	229,698
Current maturities of long-term debt	380,229	4,250
Contract liabilities	340,868	397,350
Total current liabilities	1,039,934	702,902
Long-term debt	603,875	832,798
Long-term contract liabilities	37,768	40,565
Operating lease liabilities	83,547	90,372
Other liabilities	101,453	106,984
Total liabilities	1,866,577	1,773,621
Preferred stock - $0.001 par value; authorized 2,207,000 shares; Series A Preferred Stock; 200,000 shares issued and outstanding at July 31, 2020; no shares issued and outstanding at January 31, 2020; aggregate liquidation preference and current redemption value of $202,484 at July 31, 2020.	200,628	—
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 69,804,000 and 68,529,000 shares; outstanding 65,400,000 and 64,738,000 shares at July 31, 2020 and January 31, 2020, respectively.	70	68
Additional paid-in capital	1,689,388	1,660,889
Treasury stock, at cost - 4,404,000 and 3,791,000 shares at July 31, 2020 and January 31, 2020, respectively.	(208,124)	(174,134)
Accumulated deficit	(104,050)	(105,590)
Accumulated other comprehensive loss	(158,295)	(151,865)
Total Verint Systems Inc. stockholders' equity	1,218,989	1,229,368
Noncontrolling interests	16,513	13,069
Total stockholders' equity	1,235,502	1,242,437
Total liabilities, preferred stock, and stockholders' equity	$3,302,707	$3,016,058

Table 9
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$6,612	$16,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,738	44,766
Stock-based compensation, excluding cash-settled awards	31,567	37,605
Change in fair value of future tranche right	13,610	—
Amortization of discount on convertible notes	6,400	6,163
Non-cash gains on derivative financial instruments, net	(550)	(728)
Other, net	250	3,305
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	70,174	23,439
Contract assets	4,292	7,884
Inventories	(1,572)	(4,436)
Prepaid expenses and other assets	(1,982)	8,169
Accounts payable and accrued expenses	11,891	(8,291)
Contract liabilities	(57,753)	(24,460)
Other, net	6,054	(11,169)
Net cash provided by operating activities	136,731	98,279

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	—	(49,258)
Purchases of property and equipment	(16,040)	(17,718)
Purchases of investments	(92,865)	(20,101)
Maturities and sales of investments	30,791	23,836
Cash paid for capitalized software development costs	(6,224)	(6,581)
Change in restricted bank time deposits, and other investing activities, net	15,850	3,807
Net cash used in investing activities	(68,488)	(66,015)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and future tranche right, net of issuance costs	197,254	—
Proceeds from borrowings	155,000	—
Repayments of borrowings and other financing obligations	(3,794)	(3,194)
Payments to repurchase convertible notes	(13,032)	—
Payments of debt-related costs	(2,207)	(212)
Purchases of treasury stock	(36,836)	(474)
Distributions paid to noncontrolling interest	(649)	(655)
Payments of deferred purchase price and contingent consideration for business combinations (financing portion) and other financing activities	(11,834)	(22,601)
Net cash provided by (used in) financing activities	283,902	(27,136)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(796)	(1,890)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	351,349	3,238
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	411,657	412,699
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$763,006	$415,937

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$731,101	$388,546
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	22,890	23,702
Restricted cash and cash equivalents included in other assets	9,015	3,689
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$763,006	$415,937

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP software revenue (includes cloud and support), non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, estimated GAAP fully allocated cost of revenue, estimated GAAP and non-GAAP fully allocated gross profit and gross margins, estimated GAAP and non-GAAP fully allocated research and development, net, estimated GAAP and non-GAAP fully allocated selling, general and administrative expenses, estimated GAAP and non-GAAP fully allocated operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc. common shares, estimated fully allocated adjusted EBITDA and adjusted EBITDA margins, net debt, non-GAAP segment expenses, non-GAAP shared support expenses and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Expenses and losses on debt modification or retirement. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Change in fair value of future tranche right. On December 4, 2019, we entered into an Investment Agreement with an affiliate of Apax Partners (the “Apax Investor”), whereby the Apax Investor agreed to make an investment in us of up to $400.0 million of convertible preferred stock. In connection with the Apax Investor’s first $200.0 million investment on May 7, 2020 (for 200,000 shares of Series A Preferred Stock), we determined that our obligation to issue, and the Apax Investor’s obligation to purchase, up to 200,000 shares of Series B Preferred Stock upon the completion of the spin-off of our Cyber Intelligence Solutions business and other customary closing conditions (the “Future Tranche Right”) meets the definition of a freestanding financial instrument. This Future Tranche Right is reported at fair value as an asset or liability on our consolidated balance sheet, and is remeasured at fair value each reporting period until settlement, with changes in its fair value recognized within other income (expense), net on the consolidated statement of operations. We are excluding this change in fair value of the Future Tranche Right from our non-GAAP financial measures because it is unusual in nature, can vary significantly in amount, and is unrelated to our ongoing operations.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On December 4, 2019, we announced our intention to separate into two independent publicly traded companies: one which will consist of our Customer Engagement Solutions business, and one which will consist of our Cyber Intelligence Solutions business.  We are incurring significant expenses to prepare for this separation, including third-party advisory, accounting, legal, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which IT expenses are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including fees and expenses (or recoveries) related to a shareholder proxy contest that was settled in June 2019 of $(1.3) million and $7.5 million during the six months ended July 31, 2020 and 2019, respectively, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2021 is currently approximately 7%, and was 8% for the year ended January 31, 2020. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Customer Engagement Revenue Metrics and Operating Metrics

Software (includes cloud and support) includes, software licenses, appliances, SaaS and optional managed services. Recurring Software Revenue includes SaaS, optional managed services and support revenue.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software growth. We calculate new perpetual license equivalent bookings by multiplying New SaaS ACV bookings (excluding bookings from maintenance conversions, except for the uplift) by a conversion factor of 2.0 and adding that amount to perpetual license bookings. The conversion factor of 2.0 is an estimate that is derived from an analysis of our historical bookings and may change over time. Management uses perpetual license equivalent bookings to understand our performance, including our software growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors. The New Perpetual License Equivalent Bookings calculation was adjusted in Q4 for the full year to exclude bookings from maintenance conversion, except for uplift.

Cyber Intelligence Recurring and Nonrecurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, primarily consists of initial and renewal support, subscription software licenses, and SaaS in certain limited transactions.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, long-term projects including software customizations that are recognized over time using a percentage of completion (“POC”) method, consulting, implementation and installation services, training, and hardware.

We believe that recurring and nonrecurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.